UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

River Hawk Aviation, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2007, River Hawk Aviation, Inc. (the “Company”) appointed Shawn Taylor to its Board of Directors (the “Board”).  Mr. Taylor is currently the Director of Operations and Chief Pilot for Sabco Racing/Sierramike Aviation, where his responsibilities include aircraft and crew scheduling, maintenance scheduling and coordination, aircraft refurbishment scheduling and progress monitoring, scheduling and monitoring pre-purchase inspections, preparation and execution of operating budgets, and maintaining the general operation of facilities.

Mr. Taylor began his aviation career in 1980, earning his fixed and rotary wing ratings during his first one and a half years. In 1984, Mr. Taylor began working with the NASCAR team of Rick Hendrick and his First Team All Star Racing.  In 1990, Mr. Taylor joined fellow NASCAR owner Felix Sabates, a minority owner in Chip Ganassi Racing, which is currently active in the NASCAR Racing Program.

In addition to pilot services, for the past 17 years Mr. Taylor has managed flight department operations, fleet acquisition and resale, and marketing for the Sabates & Ganassi Racing teams.   During this time, Mr. Taylor has had direct oversight of Federal Aviation Regulations (FARs) Part 91 and Part 125 LODA (“letters of deviation authority”) operations to include all facets of fundamental department operation acquisition and resale, and marketing, while acquiring 14 type ratings and experience in 6 helicopter types.

The Board does not expect to name Mr. Taylor to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

On June 13, 2007, James Paquette formally confirmed his resignation from the Board.   The resignation was effective as of 9:00 a.m. PST on April 1, 2007.  Mr. Paquette resigned from the Board in order to pursue business opportunities independent of the business of the Company for reasons which do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b)                   Exhibits.

                     On June 14, 2007, the Company issued the press release attached hereto as Exhibit 99.7.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.7	Press Release issued June 14, 2007	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                     RIVER HAWK AVIATION, INC.
(Company)

/s/  Calvin Humphrey______________
By: Calvin Humphrey
Its: President, CEO
Date: June 18, 2007